EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-277337, No. 333-270112, No. 333-263958, No. 333-259738, and No. 333-259737) of Remitly Global, Inc. of our report dated February 19, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 19, 2025